EXHIBIT 99.1

AMERICAN LEARNING CORPORATION
REPORTS COMPLETION OF PRIVATE PLACEMENT

JERICHO, NY, July 1, 2011: American Learning Corporation (the “Company”) (NASDAQ:ALRN) announced that on June 30, 2011, the Company completed a private placement of 164,715 shares of the Company’s common stock, par value $.01 per share (the “Shares”), to non-affiliated accredited investors at a per share price of $1.80, representing a 10% discount from the closing sale price reported on the NASDAQ Capital Market on June 29, 2011.  Total aggregate proceeds of $296,487 were received by the Company.

The private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(6) and Rule 506 of Regulation D under the Securities Act. The Company relied upon, among other things, representations from the investors that they were “accredited investors” within the meaning of Rule 501(a) under the Securities Act as the basis for the exemption.

Shares purchased under the private placement must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available.  However, the purchasers of the Shares have agreed not to dispose or attempt to dispose of the Shares prior to the one-year anniversary of purchase.

As a result of the private placement, the Company has 4,919,615 shares of common stock outstanding as of June 30, 2011.

American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.